Blockchain Holdings Capital Ventures, Inc. Announces Exclusive Partnership with SG Blocks to Build Next Generation Modular Data Centers

Emerging Investment Vehicle for Commercial Real Estate with Energy Footprints in Opportunity Zones Now Utilizes SG Blocks Safe & Green Containers

ATLANTA, GA– Blockchain Holdings Capital Ventures, Inc. ( OTC: BHCV) (“BHCV” or the “Company”) a holding company with a focus on acquiring a diversified set of cash flowing assets including commercial real estate, energy and technology companies, has signed a master service agreement with SG Blocks, Inc. (NASDAQ: SGBX), a leading designer, fabricator and innovator of container-based structures, as the firm’s sole partner in designing and fabricating its single and multi-container data centers. These low-cost, decentralized innovative data centers will offer secure and affordable solutions for BHCV’s customers—including built-in disaster recovery options.

The first prototype units are expected to be delivered in the fourth quarter of 2019. BHCV will then establish a sales distribution channel to scale production of data centers, with an anticipated volume of 150-200 units by 2020.

“We’re proud to partner with Blockchain Holdings and begin working with them to create safe, durable data centers,” said Paul Galvin, Chairman and CEO of SG Blocks. “The acceleration of data usage is creating a huge demand for new types of data centers and is a natural extension of SG Blocks’ expertise. We look forward to delivering results for Blockchain Holdings as soon as later this year.”

“Blockchain Holdings is thrilled to collaborate with the leading container-based modular company on this project,” said Delray Wannemacher, Chairman and CEO of Blockchain Holdings Capital Ventures. “We know SG Blocks will execute this to the highest level of quality and ensure our data centers are safe, secure structures – commanding the trust of our customers for years to come.”

While the majority of data centers will be fixed, BHCV will also be rolling out mobile data centers, which can be launched at much lower prices and often in a modular fashion—allowing for additional capacities to be easily added as needed. The mobile data centers could be strategically placed in remote areas in reach of lower power prices, while still retaining the added benefit of being able to be relocated to regions of lower energy costs should the current prices become excessive. These factors, and the robust nature of such mobile centers lets BHCV offer a full solution to static data centers – ensuring competitive pricing levels, capacities and added value services.

SG Blocks, Inc. utilizes code-engineered cargo shipping containers to construct and provide safe, durable and environmentally-friendly modular structures. It was the first container-based construction company recognized by the International Code Council with an ESR number. Clients have included Starbucks, Marriott, Taco Bell, Aman, Equinox and several branches of the U.S. military.

About Blockchain Holdings Capital Ventures, Inc.

Blockchain Holdings Capital Ventures, Inc. (BHCV) is a publicly traded holding company with a focus on a diversified set of complimentary cash flowing assets including Commercial Real Estate, Energy and Technology Companies. Our foundation is built on targeted commercial real estate with a specific energy footprint in Opportunity Zones, in order to improve, lease and roll out our proprietary mobile data centers to increase property value. For more information, please visit www.bhcv.io.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by Blockchain Holdings Capital Ventures or any other person that the objectives and plans of Blockchain Holdings Capital Ventures will be achieved in any specified time frame, if at all. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

For more information about BHCV, please visit: www.BHCV.io

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